Exhibit 10.9

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of the 9th day of November, 2011, by and among SUMMER INFANT, INC., a Delaware corporation (“SI Holdings”), and SUMMER INFANT (USA), INC., a Rhode Island corporation (“SI USA”, and collectively with SI Holdings, the “Borrowers” and each individually a “Borrower”), certain Lenders identified on the signature pages hereto (collectively, the “Lenders” and each individually, a “Lender”), BANK OF AMERICA, N.A., a national banking association, as Swing Line Lender (in such capacity, the “Swing Line Lender”) and as L/C Issuer (in such capacity, the “L/C Issuer”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and RBS CITIZENS, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, the Lenders, the Swing Line Lender, the L/C Issuer, the Administrative Agent, the Collateral Agent and the Borrowers are parties to a certain Amended and Restated Credit Agreement dated as of August 2, 2010, as amended by a certain First Amendment to Amended and Restated Credit Agreement dated as of March 24, 2011 (as amended, the “Credit Agreement”), which Credit Agreement is incorporated herein by reference and made a part hereof; and

WHEREAS, the Borrowers have acknowledged that, due to their error in interpretation of certain provisions of the Credit Agreement, certain Events of Default may exist under the Credit Agreement on the date hereof as described on Exhibit A attached hereto and made a part hereof (the “Existing Events of Default”); and

WHEREAS, the Borrowers have applied to the Lenders, the Swing Line Lender, the L/C Issuer, the Administrative Agent and the Collateral Agent (collectively, the “Lender Parties”) to waive the Existing Events of Default and to make certain amendments to the Credit Agreement; and

WHEREAS, the Lender Parties are willing to grant such waiver and to effect such amendments subject to the execution and delivery of this Amendment; and

WHEREAS, the Lender Parties and the Borrowers desire to amend the Credit Agreement in the manner set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, effective as of the Second Amendment Closing Date (as hereinafter defined), as follows:

1.             Definitions.  (a)  Capitalized terms used herein that are not otherwise defined herein shall have the identical meanings given to such terms in the Credit Agreement.

(b)           The terms “Consolidated EBITDA” and “Consolidated Leverage Ratio” appearing in Section 1.01 of the Credit Agreement are hereby amended to read in their entirety, respectively, as follows:

““Consolidated EBITDA” means, for any period, for Borrowers and their Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) provision for Federal, state, local and foreign income taxes payable by the Borrowers and their Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) Permitted Add-backs, if any, for such period, (v) non-cash stock option expense, and (vi) other non-recurring expenses of Borrowers and their Subsidiaries reducing such Consolidated Net Income in such period, which have been approved and consented to in writing by the Administrative Agent as constituting permissible addback adjustments in the calculation of Consolidated EBITDA, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of Borrowers and their Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.”

““Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four (4) fiscal quarters ending on such date of determination, plus the Permitted Born Free Credit Amounts (if any) as of the date of determination.”

(c)           The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

““Permitted Add-backs” means the permitted add-backs to Consolidated EBITDA set forth in Schedule 1.01A hereto.”

““Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated as of November 9, 2011, by and among the Borrowers, the Lenders, the Swing Line Lender, the L/C Issuer, the Administrative Agent and the Collateral Agent.”

““Second Amendment Closing Date” means November 9, 2011.”

(d)           The definition of “Permitted Born Free Acquisition Addbacks” is hereby deleted from Section 1.01 of the Agreement, and all references in the Credit Agreement to “Permitted Born Free Acquisition Addbacks” are hereby deleted from the Credit Agreement.

2.            Amendments to Article VI.

Effective the Second Amendment Closing Date, Section 6.12(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a)         Consolidated EBITDA.  Maintain and earn on a consolidated basis as of the last day of each fiscal quarter, Consolidated EBITDA for the twelve-month period ending on each such date equal to or greater than the following:

For Each Fiscal Quarter Ending on:	Consolidated EBITDA to be not less than:

September 30, 2011	$19,000,000

December 31, 2011	$20,000,000

March 31, 2012	$21,000,000

Each of June 30, 2012, and September 30, 2012	$22,000,000

December 31, 2012, and the last day of each fiscal quarter thereafter	$23,000,000	”

3.             Amendments of Certain Schedules and Exhibits.

(a)           Schedule 1.01A is hereby added to the Credit Agreement in the form of Exhibit B attached hereto

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and made a part hereof.

(b)           Exhibit D to the Credit Agreement is hereby amended to read in its entirety in the form of Exhibit C attached hereto and made a part hereof.

4.             Waiver of Existing Events of Default.  In consideration of the Borrowers’ execution and delivery of this Amendment and the Borrowers’ agreements herein, the Lenders and the Agent hereby waive the Existing Events of Defaults through and as of the dates of such Existing Events of Default indicated on Exhibit A.  The waiver set forth herein is strictly limited to the Existing Events of Defaults as of such dates and is not intended to constitute a waiver of any Event of Default which may exist or arise after the respective dates set forth in Exhibit A, including without limitation, any Events of Default of a similar nature which may occur or arise after the dates set forth in Exhibit A.  Nothing contained in the foregoing waiver is intended to constitute or evidence a course of dealing at variance with the specific terms of the Loan Documents.  For the avoidance of doubt, the Existing Events of Defaults shall be deemed waived as of the Second Amendment Effective Date, and the Borrowers shall not be deemed to be in breach, default or violation of or under the Loan Agreement as of such date by reason of such Existing Events of Defaults.

5.             Conditions to Amendment.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent on or before the Second Amendment Closing Date:

(a)           No Default.  Except for the Existing Events of Default, no Default or Event of Default shall have occurred and be continuing.

(b)           Closing Requirements.  The Borrowers shall have delivered to the Administrative Agent (i) a fully executed counterpart of this Amendment as executed by the Borrowers and Required Lenders, and (ii) evidence satisfactory to the Administrative Agent that the Borrowers have satisfied all requirements and conditions precedent set forth herein on the Second Amendment Closing Date.

(c)           Fees.  The Borrowers shall have paid all fees and expenses required to be paid pursuant to Section 6 of this Amendment.

6.             Fees and Expenses.  (a)  The Borrowers shall on the Second Amendment Closing Date pay to the Administrative Agent for the ratable benefit (based upon Commitments) of each Lender which is a party to this Amendment, an Amendment/Work Fee in the amount of $50,000.

(b)           The Borrowers shall pay all reasonable expenses incurred by the Administrative Agent in the drafting, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Administrative Agent’s counsel.

7.             References in Loan Documents.  All references to the Credit Agreement in the Notes and the Collateral Documents shall be deemed to refer to the Credit Agreement, as amended by this Amendment and any other amendments which may be executed.  This Amendment shall constitute a “Loan Document” as defined in the Credit Agreement.

8.             No Further Amendments.  Except for the amendments and waiver set forth herein and in any other agreement executed by the parties on the date hereof, the text of the Credit Agreement, Security Agreement and all other Loan Documents shall remain unchanged and in full force and effect, including, without limitation, the provisions of Section 10.15 thereof concerning the parties’ waiver of jury trial.  No consent or waiver by any of the Lender Parties under the Loan Agreement, Security Agreement or any other Loan Document is granted or intended except as expressly set forth herein or therein (and such consent or waiver is limited to the specific matters described herein as of the date hereof), and the Lender Parties expressly reserve the right to require strict compliance with the terms of each of the Loan Agreement and Security Agreement, as amended hereby, and the other Loan Documents in all respects.  The consents and amendments agreed to herein shall not constitute a modification of, or a course of dealing at variance with, the Loan Agreement or Security Agreement such as to require further notice by the Lender Parties to require strict compliance with the terms of the Loan Agreement, Security Agreement and the other Loan Documents in the future.

9.             Borrowers’ Further Agreements.  (a)  In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrowers on behalf of itself and its successors, assigns, and other legal representatives hereby absolutely, unconditionally and irrevocably release, remise and forever discharge the Administrative Agent, each Lender, all Lender Parties, the Collateral Agent, the Lead Arranger and their respective successors and assigns, and their respective Affiliates, subsidiaries, predecessors, directors, officers, attorneys, employees, agents and other representatives (the

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Administrative Agent, each Lender and all such other Persons described above being hereinafter referred to collectively as the “Releasees”, and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim”, and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Borrower, or any of its respective administrators, successors, assigns, and other legal representatives, may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, the other Loan Documents or this Amendment or transactions thereunder or hereunder related thereto or hereto.

(b)           Each of the Borrowers understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)           Each of the Borrowers agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

10.          Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE STATE OF RHODE ISLAND WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE STATE OF RHODE ISLAND AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

11.          Captions.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

12.          Counterparts.  This Amendment may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Amendment is sought.  Delivery of an executed signature page of this Amendment by facsimile transmission shall be deemed to be effective as an in-hand delivery of an original executed counterpart hereof.

13.          Reaffirmation.  Except as modified and amended hereby, the Credit Agreement shall remain in full force and effect and is in all other respects hereby ratified and confirmed by the Borrowers, the Lenders and the Administrative Agent.

(The next page is the first signature page.)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Brenda H. Little
	Name:	Brenda H. Little
	Title:	Vice President

[Summer Infant/Second Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Donald C. McQueen
	Name:	Donald C. McQueen
	Title:	Senior Vice President

[Summer Infant/Second Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

LENDER AND COLLATERAL AGENT:

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender and Collateral Agent

By:	/s/ Robert R. Kent
	Name:	Robert R. Kent
	Title:	Senior Vice President

[Summer Infant/Second Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

LENDER:

BANK RHODE ISLAND, as a Lender

By:	/s/William C. Tsonos
	Name:	William C. Tsonos
	Title:	Senior Vice President

[Summer Infant/Second Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daniel M. Grondin
	Name:	Daniel M. Grondin
	Title:	Senior Vice President

[Summer Infant/Second Amendment to A&R Credit Agreement]

(Signatures continued on next page.)

BORROWERS:

SUMMER INFANT (USA), INC.

By:	/s/ Joseph Driscoll
	Name:	Joseph Driscoll,
	Title:	Chief Financial Officer

SUMMER INFANT, INC.

By:	/s/ Joseph Driscoll
	Name:	Joseph Driscoll
	Title:	Chief Financial Officer

[Summer Infant/Second Amendment to A&R Credit Agreement]